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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                                    1/12/01
                Date of Report (Date of earliest event reported)

                               SAFECO CORPORATION
               (Exact name of registrant as specified in Charter)

     WASHINGTON                     1-6563                    91-0742146
   (State or other                (Commission                (IRS Employer
   jurisdiction of                File Number)            Identification No.)
   incorporation)

               SAFECO Plaza, Seattle, Washington              98185
          (Address of principal executive officers)         (Zip Code)


                                 (206) 545-5000
              (Registrant's telephone number, including area code)
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Item 5. Other Events

SAFECO TO REPORT QUARTERLY OPERATING LOSS

SEATTLE-(January 12, 2001)-SAFECO (NASDAQ: SAFC) announced today that it expects to report a loss from operations for fourth quarter 2000 of about $0.05 to $0.10 per share. The company said its claims from adverse weather across the country near the end of December would be about $18 million, and its surety operation had reserved a $5 million loss as a result of the bankruptcy declaration in late December of a customer that it has bonded.

"In addition, due to increasing claims costs, our private passenger auto results have not responded to our price increases and underwriting actions the way we would like them to," said Gary Reed, SAFECO's acting chairman and acting chief executive officer. The company said that while the auto line had been improving during the year, the fourth quarter's combined ratio for private passenger auto insurance would be about 109. The combined ratios for SAFECO Business Insurance and SAFECO Commercial Insurance would be about 109 and 129, respectively.

SAFECO will report its 2000 fourth-quarter and year-end results on January 22.

SAFECO, in business since 1923, is a Fortune 500 company based in Seattle that sells insurance and related financial products through more than 17,000 independent agents and financial advisors. More information about SAFECO is available online at www.safeco.com.

FORWARD-LOOKING INFORMATION IS SUBJECT TO RISK AND UNCERTAINTY

Statements made in this news release that relate to anticipated financial performance, business prospects and plans, regulatory developments and similar matters may be considered "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Statements in this news release that are not historical information are forward-looking. Such statements are subject to certain risks and uncertainties that may cause the operations, performance, development and results of our business to differ materially from those suggested by the forward-looking statements. The risks and uncertainties include:

    - Our ability to obtain rate increases and non-renew underpriced insurance accounts;

    -   Realization of growth and business retention estimates;

    -   Achievement of our premium targets and profitability;

    -   Changes in competition and pricing environments;

    -   Achievement of our expense reduction goals;

    -   The occurrence of significant natural disasters, including earthquakes;

    - Weather conditions, including the severity and frequency of storms, hurricanes, snowfalls, hail and winter conditions;

    -   Driving patterns;

    -   Costs to resolve claims;

    -   Fluctuations in interest rates;

    -   Performance of financial markets;

    -   Court decisions and trends in litigation;

    -   Legislative and regulatory developments;

    -   The adequacy of loss reserves;

    -   The availability and pricing of reinsurance;

    -   The development of major Year 2000 related claims or liabilities; and

    -   General economic and market conditions.

In particular, because insurance rates in some jurisdictions are subject to regulatory review and approval, our achievement of rate increases may occur in amounts and on a time schedule different than planned, which may affect our efforts to restore earnings in our property and casualty lines.

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                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        SAFECO CORPORATION

Dated: January 12, 2001                 By: /s/ H. Paul Lowber
                                        ------------------------------
                                        H. Paul Lowber
                                        Vice President, Controller and
                                        Chief Accounting Officer